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                                                               Exhibit 10.23

                               DEED TO SECURE DEBT

STATE OF GEORGIA

Walton County.

     THIS INDENTURE, Made the 19th day of March, in the year one thousand nine hundred ninety-seven, between FREEDOM FINANCIAL CORPORATION of the County of _________, and State of Kentucky, as party or parties of the first part, hereinafter call Grantor, and FLORIDA GAMING CORPORATION whose address is 3500 NW 37th Avenue, Miami, Florida 33142 as party of the second part, hereinafter called Grantee.

     WITNESSETH, That Grantor, for the consideration hereinafter set forth, in hand paid at and before the sealing and delivery of these presents, the receipt whereof is hereby acknowledged, has granted, bargained, sold, aliened, conveyed and confirmed, and by these presents does grant, bargain, sell, alien, convey and confirm unto the said Grantee, all that tract or parcel of land lying and being in

          All that tract or parcel of land lying and being in the City of Loganville in Land Lots 157 and 158 of the 4th District of Walton County, Georgia, and being partially shown and delineated upon a plat of survey by Landworks Associates, Inc. recorded in Plat Book 59, Page 186, Walton County, Georgia Records, and being more particularly described on Exhibit "A" attached hereto and made a part hereof by reference.

     THIS CONVEYANCE is made under the provisions of the existing Code of the State of Georgia to secure a debt (and interest thereon and other indebtedness as described herein) evidenced by a Credit Line Agreement dated 10/1/96 made by Grantor to order of Grantee, for the principal sum of TWO MILLION AND NO/100 --- ($2,000,000) Dollars bearing interest as therein provided, and being due and payable upon demand, but in no event later than March 18, 1999.

     The indebtedness hereby secured includes any renewal or extension of any part or all of said indebtedness; and if any portion of said indebtedness or any provision of this instrument shall be held invalid for any reason, it is the intent of the parties that such portion shall be severable, and such invalidity shall not affect the remainder of said debt or instrument. Any one of several persons named as grantee herein or their assigns may receive payment of the secured indebtedness and execute a valid cancellation or reconveyance hereof.
No release of any part of the property herein described or extension of all or any part of the indebtedness hereby secured, shall affect the personal liability of any person upon the indebtedness hereby secured, nor the priority of this instrument.

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     TO HAVE AND TO HOLD the said bargained property with all and singular the rights, members and appurtenances thereto appertaining, to the only proper use, benefit and behoof of Grantee, in fee simple and Grantor hereby covenants that Grantor is lawfully seized and possessed of said property, and has a good right to convey it, and it is unencumbered; and Grantor, the said bargained property, unto Grantee, against Grantor, and against all and every other person or persons shall and will WARRANT AND FOREVER DEFEND.

     Should the indebtedness hereby secured be paid according to the tenor and effect thereof when the same shall become due and payable, and should Grantor perform all covenants, herein contained, then this deed shall be cancelled and surrendered, it being intended by the parties hereto that this instrument shall operate as a deed, and not as a mortgage.

     The Grantor covenants and agrees, so long as any indebtedness secured hereby shall remain unpaid, to keep the property and all improvements thereon in as good condition as now exists, natural wear and tear excepted, and also not to demolish, destroy, or remove any permanent structure now existing on the premises or make any alteration thereon that would constitute a structural change without the written consent of the Grantees; to pay all taxes and assessments that may be liens upon said property, as they become due; and to keep the improvements on said property fully insured against loss by fire and other hazards as may, from time to time, be required by Grantee in amounts and companies and with mortgage clauses approved by Grantee, and shall deliver the policies of insurance and any renewals thereof to the said Grantee; and that any tax, assessment, prior lien or premium of insurance, not paid when due by the Grantor may be paid by the Grantee, and any sum so paid shall be added to the amount of said principal debt as part thereof, shall draw interest from the time of said payment at the rate of ten per cent per annum, and shall, with interest, be covered by the security of this deed.

     AND Grantor hereby further covenants and agrees that in case of any default in any partial payment of said indebtedness or in the due performance of any of the covenants herein expressed to be performed by Grantor, then and in that event, the entire amount of said principal indebtedness, together with any and

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all sums paid for account of Grantor in accordance with the provisions above set forth, shall, at the option of Grantee, then and thereby become and be due and payable forthwith, with accrued interest, and all expenses and cost of collection, including fifteen per centum of the amount due as attorney's fees, and the amount of such costs, expenses and fees shall be added to the amount of the debt hereby secured as part thereof, and as such shall also be covered by the security of this deed; and time is the essence of this contract.

     Should default occur in the payment of any portion of the indebtedness secured hereby, or taxes, or insurance premiums herein mentioned, or in the performance of any obligation or condition recited herein, then and in that event Grantee shall be at liberty immediately to apply for and shall be entitled as a matter of right, without regard to the value of the property above described, or to the solvency or insolvency of Grantor, to the appointment of a receiver to collect the rents and profits of said property and with the power to sell said property under order of Court and apply the net proceeds of the sale toward the payment of the debt secured by this deed.

     In consideration of the loan made Grantor by Grantee, and to further secure the indebtedness of Grantor to Grantee hereunder, Grantor hereby sells, assigns and transfers to Grantee all of the rent which shall hereafter become due or be paid on the above described property; but Grantee agrees that this rent assignment will not be enforced so long as no default on the part of Grantor exists under the terms and conditions of this deed, and while no such default exists, Grantee waives its rights to and its interest in said rents, but upon any default in the performance of any agreement or covenant to be performed by Grantor under the terms of this deed, Grantor agrees that Grantee may enter upon said property and collect the rents therefrom, and hereby constitutes Grantee as Grantor's agent to declare the existence of a default hereunder, and Grantor hereby agrees that any tenant in said property or any renting agent in charge thereof shall be, and is hereby, authorized when a default shall be so declared to exist, to pay any such rents to Grantee, to be applied toward the payment of the debt secured hereby or as provided by law.

     The title, interest, rights and powers granted herein by Grantor to Grantee, particularly the power of sale granted herein, shall inure to the benefit of anyone to whom Grantee shall assign the indebtedness herein secured, and/or convey the property herein described, as well as to the successors and legal representatives of Grantee.

     In case the debt hereby secured shall not be paid when it becomes due by maturity in due course, or by reason of a default as herein provided, Grantor hereby grants to Grantee, the following irrevocable power of attorney: To sell

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all or any part of the said property at auction, at the usual place for conducting sales at the Court House in the County where the land or any part thereof lies, in said State, to the highest bidder for cash, after advertising the time, terms and place of such sale once a week for four weeks immediately preceding such sale (but without regard to the number of days) in a newspaper published in the County where the land or any part thereof lies, or in the paper in which the Sheriff's advertisements for such County are published, all other notice being hereby waived by Grantor, and Grantee (or any person on behalf of Grantee) may bid and purchase at such sale and thereupon execute and deliver to the purchaser or purchasers at such sale a sufficient conveyance of said property in fee simple, which conveyance may contain recitals as to the happening of the default upon which the execution of the power of sale herein granted depends, and Grantor hereby constitutes and appoints Grantee the agent and attorney in fact of Grantor to make such recitals, and hereby covenants and agrees that the recitals so made by Grantee shall be binding and conclusive upon Grantor, and that the conveyance to be made by Grantee shall be effectual to bar equity of redemption of Grantor in and to said property, and Grantee shall collect the proceeds of such sale, and after reserving therefrom the entire amount of principal and interest due, together with the amount of taxes, assessments and premiums of insurance or other payments theretofore paid by Grantee, with ten per centum per annum thereon from date of payment, together with all costs and expenses of sale and fifteen per centum of the aggregate amount due for attorney's fees, shall pay any over-plus to Grantor as provided by law.

     AND Grantor further covenants that in case of a sale as hereinbefore provided, Grantor, or any person in possession under Grantor, shall then become and be tenants holding over and shall forthwith deliver possession to the purchaser at such sale, or be summarily dispossessed, in accordance with the provisions of law applicable to tenants holding over.

     The power and agency hereby granted are coupled with an interest and are irrevocable by death or otherwise and are granted as cumulative to the remedies for collection of said indebtedness provided by law.

     It is agreed that the Grantee shall be subrogated to the claims and liens of all parties whose claims or liens are discharged or paid with the proceeds of the loan secured hereby.

     Whenever the terms "Grantor" or "Grantee" are used in this deed such terms shall be deemed to include the heirs, administrators, executors, successors and assigns of said parties. All rights and powers herein granted to the Grantee

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shall inure to and include his, her or its heirs, administrators, executors, successors and assigns, and all obligations herein imposed on the Grantor shall extend to and include Grantor's heirs, administrators, executors, successors and assigns.

     IN WITNESS WHEREOF, Grantor has caused this instrument to be executed and sealed the day and year first above written.

Signed, sealed and delivered       FREEDOM FINANCIAL CORPORATION
in the presence of

 /s/ Sue E. Whitefield             By: /s/ W. B. Collett    (L.S.)
_______________________________    __________________________
UNOFFICIAL WITNESS                    W. B. COLLETT, Chairman


_______________________________    __________________________(L.S.)
NOTARY PUBLIC


_______________________________    __________________________(L.S.)


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                                    EXHIBIT "A"


All that tract or parcel of land lying and being in the City of Loganville in Land Lots 157 and 158 of the 4th District of Walton County, Georgia, and being partially shown and delineated upon a plat of survey by Landworks Associates, Inc. recorded in Plat Book 59, page 186, Walton County, Georgia Records, and being more particularly described as follows:

BEGINNING at the intersection of the Northerly right of way of Tara Boulevard, said right of way being variable in width, with the Easterly right of way of Ga. Highway No. 81, said right of way being 100' in width; thence along the Easterly right of way of Ga. Highway No. 81 on a bearing of North 19 degrees 33 minutes 26 seconds West for a distance of 1,417.00 feet to a point; thence continuing along said right of way and following a curve to the right an arc distance of
251.67 feet to a point (said curve having a radius length of 5,205.19 feet and being subtended by a chord line with a bearing of N 18DEG. 10'21" W with a chord length of 251.65 feet); thence leaving said right of way on a bearing of North 57 degrees 56 minutes 23 seconds East for a distance of 618.98 feet to a point; thence South 19 degrees 14 minutes 27 seconds East for a distance of
574.10 feet to a point; thence South 32 degrees 42 minutes 16 seconds East for a distance of 135.64 feet to a point; thence South 62 degrees 07 minutes 35 seconds East for a distance of 155.57 feet to a point; thence South 19 degrees 39 minutes 24 seconds East for a distance of 476.88 feet to a point; thence South 07 degrees 31 minutes 16 seconds West for a distance of 184.75 feet to a point; thence South 49 degrees 51 minutes 24 seconds West for a distance of
228.20 feet to a point; thence South 70 degrees 26 minutes 33 seconds West for a distance of 194.75 feet to a point; thence South 20 degrees 37 minutes 31 seconds East for a distance of 304.51 feet to a point on the Northerly right of way of Tara Boulevard; thence Westerly along the Northerly right of way of Tara Boulevard and following a curve to the right an arc distance of 15.45 feet to a point (said curve having a radius length of 764.00 feet and being subtended by a chord line with a bearing of S 69DEG. 57' 15" W and chord length of 15.45 feet); thence continuing along the right of way of Tara Boulevard the following bearings and distances; South 70 degrees 32 minutes 00 seconds West for a distance of 79.29 feet to a point; North 19 degrees 28 minutes 02 seconds West for a distance of 14.00 feet to a point; South 70 degrees 32 minutes 00 seconds West for a distance of 43.00 feet to a point; North 19 degrees 28 minutes 00 seconds West for a distance of 30.00 feet to a point; South 70 degrees 32 minutes 00 seconds West for a distance of 119.65 feet to a point on the Easterly right of way of Ga. Highway No. 81 and the point of beginning.

Subject to such covenants, easements and restrictions that appear of record. Said property containing 24.224 acres, more or less.